UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 22, 2016

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd., Suite 200
Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2016, Blue Calypso, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a strategic investor Harold M. Brierley (“Brierley”), pursuant to which the Company issued and sold 609,756 shares of the Company’s common stock (the “Shares”) and warrants to purchase an additional 609,756 shares of the Company’s common stock (the “Warrants”) to Brierley for aggregate gross proceeds of $1,000,000.

Pursuant to the Purchase Agreement, the Company granted piggyback registration rights with respect to the Shares and the shares of Common Stock issuable upon exercise of the Warrants to Brierley. In addition, Brierley was granted the right to submit the name of one individual for nomination to the Company’s Board of Directors in accordance with the Company’s Bylaws and applicable laws.

The Warrants are exercisable at an exercise price of $2.13 per share for a term of five years. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of the Company’s common stock.

In connection with the private placement, the Company entered into agreements with Brierley, pursuant to which Brierley will act as a senior advisor to the Company. As consideration for his services as a senior advisor to the Company, Brierley was granted options to purchase 50,000 shares of the Company’s Common Stock (the “Options”).  The Options are exercisable at an exercise price of $2.08 per share and vest pro rata quarterly over a term of two years.

Neither the Options, the Shares nor the Warrants (including the shares of common stock issuable upon exercise of the Warrants) were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities were issued in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind.

The description of certain terms of the Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in its entirety by the provisions of the Purchase Agreement and Warrant, copies of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10,2, respectively and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, in conjunction with the Brierley transaction, the Compensation Committee of the Board of Directors of the Company granted a restricted stock award of 500,000 shares of the Company’s Common Stock to the Company’s Chief Executive Officer Andrew Levi. The shares vest on the tenth anniversary of the grant date provided that upon a change of control or upon a termination other than for cause, the shares shall vest 100%.

Item 8.01 Other Events.

On April 28, 2016, the Company issued a press release announcing the strategic investment by Brierley, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
99.1	Press Release dated April 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: April 28, 2016	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer